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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2006


           UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Nevada                   000-25416               20-3014499
  -----------------------     -------------------      ---------------------
 (State of Incorporation)    (Commission File No.)       (I.R.S. Employer
                                                      Identification Number)


                         14255 U.S. Highway 1, Suite 209
                            Juno Beach, Florida 33408
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                    (Address of Principal Executive Offices)


                                 (561) 630-2977
          -------------------------------------------------------------
              (Registrant's Telephone Number, including area code)




     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 2, 2006 (the "Closing Date"), Texas Energy, Inc. ("Texas Energy"), a Nevada corporation and a seventy-five percent (75%) owned joint venture subsidiary of Universal Property Development and Acquisition Corporation (the "Registrant"), completed the acquisition of certain assets pursuant to the terms and conditions of a Purchase Agreement dated April 12, 2006 (the "PA") by and between Texas Energy as the purchaser and the Caitlin Oil Company ("COC"), Virginia Catlin, Randy Catlin and the Estate of Carl Catlin (collectively the "Catlins") as the sellers. The assets so purchased by Texas Energy are described in more detail below, and in the PA which is attached hereto as an exhibit. The aggregate purchase price of the assets purchased by Texas Energy pursuant to the PA was $1,700,000 in cash.

On the Closing Date, under the terms and conditions of the PA, Texas Energy (the "Purchaser") purchased and COC and the Catlins (collectively the "Sellers") sold all of the rights, title and interest of the Sellers in certain assets collectively defined as the "Jack County Property" in the PA. The Jack County Property consists of: (i) approximately forty-seven (47) acres of real property located in Jack County, Texas, (ii) approximately thirty-six (36) oil and gas Leases on properties located in Jack County, Texas, (iii) certain equipment including, but not limited to, oil and gas wells, wellhead equipment, pumping units, flow lines, tanks, compressors, saltwater disposal facilities, injection facilities and other equipment used in connection with oil and gas exploration, development and production operations, (iv) certain tangible property including, but not limited to, furniture, tools, jigs, molds, rigs, well service units, elevators, trucks, trailers and other vehicles, and (v) certain transferable permits, franchises, approvals, and authorizations used in connection with the Leases. The aggregate Purchase Price paid by the Purchaser to the Sellers on the Closing Date for the Jack County Property was $1,700,000 in cash. In connection with the closing of the asset purchase transaction described above, Texas Energy paid a consulting and negotiating fee of $500,000 to NorTex Holdings, Inc. for its professional services in bringing the parties together and facilitating the consummation of the transaction.

While the Registrant intends for its subsidiaries to operate at a net profit, to date Texas Energy has a limited operating history and, therefore, the Registrant cannot accurately predict what its future results of operation will be, how the closing of the asset purchase transaction described above and memorialized in the PA will impact the operating results of Texas Energy, or how the operations of Texas Energy will impact the operating results of the Registrant.

The foregoing description of the PA and the transactions contemplated thereby is a summary of terms, is not intended to be complete and is qualified in its entirety by the complete text of that agreement, a copy of which is attached as
Exhibit 10.1 to this Report. The reader is advised to reference Exhibit 10.1 for the complete terms of the PA and a detailed description of the assets purchased by Texas Energy on the Closing Date.


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

Section 9. Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit     Description
-------     -----------

10.1 Purchase Agreement by and between Texas Energy, Inc., Catlin Oil Company, Virginia Catlin, Randy Catlin and Virginia Catlin as Independent Executor of the Estate of Carl Catlin, Deceased, dated April 12, 2006.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIVERSAL PROPERTY DEVELOPMENT
                                      AND ACQUISITION CORPORATION

                                  By: /s/ Kamal Abdallah
                                      -----------------------------------
                                      Kamal Abdallah
                                      President and Principal Executive Officer


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                                  EXHIBIT INDEX

The following Exhibits are filed herewith:


Exhibit     Description
-------     -----------

10.1 Purchase Agreement by and between Texas Energy, Inc., Caitlin Oil Company, Virginia Caitlin, Randy Caitlin and Virginia Caitlin as Independent Executor of the Estate of Carl Caitlin, Deceased, dated April 12, 2006.


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